UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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THE BOEING COMPANY

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2024 Investor Update

Executive Summary Independent and Diverse Board of Directors Experienced Board with highly relevant mix of skills and experience to meet evolving business needs, including areas critical to safety and risk management Eight independent directors with critical expertise have been added since 2019 as part of the Board’s deliberate refreshment efforts Pay Opportunities and Outcomes Aligned With Performance Highly performance-based compensation program with cumulative realizable pay over CEO’s tenure down 33% compared to target pay over the same period (as of December 31, 2023) Placed heightened emphasis on seeking shareholder feedback on our compensation program following the 2023 say-on-pay vote and took responsive action 2023 outcomes demonstrate accountability and alignment with performance: Following the Alaska Airlines accident, CEO declined to be considered for any annual incentive payout for 2023; ultimate payouts for NEOs ranged from 0% to 137% of target 47% of long-term incentive target value realized upon vesting for 2021-2023 performance period Following the Alaska Airlines accident, the Compensation Committee made significant design changes to the 2024 program to deepen focus on safety in addition to reducing the long-term incentive target value for all Elected Officers Shareholder Proposal Topics Already Effectively Disclosed and Managed Our existing management strategies, disclosures and policies already in place render the requests put forward in the shareholder proposals unnecessary Board Committed to Demonstrating Action to Improve Safety and Quality The Board and Aerospace Safety Committee are actively engaged in overseeing the Company’s immediate and comprehensive actions to Boeing’s quality assurance and controls across factories following the Alaska Airlines Flight 1282 accident Thoughtful Leadership Transition to Guide the Company Forward Dave Calhoun will be stepping down as CEO at the end of 2024; Board appointed Steve Mollenkopf as independent Chair following Larry Kellner’s decision to not stand for re-election to the Board; Stephanie Pope was named Commercial Airplanes CEO Board, led by its new Chair, immediately launched a nationwide, internal and external search for a new CEO

Former CEO and COO of Qualcomm, bringing critical insights to the Board in areas such as engineering leadership, risk management, leading a complex business with a global reach and oversight of large-scale efforts to develop and test new technologies Expertise and direct leadership experience in precision engineering, project management, manufacturing, quality control and designing testing regimes for complex systems A published Institute of Electrical and Electronics Engineers author and an inventor on 38 patents Leading the Board’s process of selecting the next CEO Steve Mollenkopf Independent Chair Thoughtful leadership changes to guide the company forward Board conducting a thorough succession process for a CEO to succeed Mr. Calhoun In March 2024, Boeing announced Board and management changes: Dave Calhoun intends to step down as CEO at the end of 2024 Steve Mollenkopf appointed as the new Chair following Larry Kellner’s decision to not stand for re-election to the Board Stephanie Pope named President and CEO of Boeing Commercial Airplanes (BCA), replacing Stan Deal New Board Leadership

TAKING IMMEDIATE ACTION: THE BOARD'S RESPONSE IN THE FIRST 45 DAYS

BOEING

The Board and Aerospace Safety Committee are actively engaged in overseeing the Company's actions following the Alaska Airlines Flight 1282 accident

2024 January

- **Jan. 5:** Alaska Airlines 1282 accident
- Board notified of accident
- ASC Chair updated on accident

- **Jan. 6**: FAA grounding of 737-9 aircraft with door plug
- Briefing by CASO with CEO, Board Chair and ASC Chair
- 1st ASC meeting

- **Jan. 9:** All-employee safety webcast led by CEO with participation by Board Chair and ASC Chair
- CEO, Board Chair and ASC Chair floor walk at Renton factory with Total Quality and 737 Program leaders

- **Jan. 10:** 2nd ASC meeting

- **Jan. 12:** 1st full Board meeting

- **Jan. 16:** Admiral Donald engaged as an independent expert to conduct quality review

- **Jan. 17:** CEO participates in town hall at Spirit AeroSystems

- **Jan. 18:** CEO, ASC Chair and two other directors participate in 737-9 inspections, employee engagement, deep dives, and briefing sessions at Renton factory
- 3rd ASC meeting

- **Jan. 25:** First full-day Quality Stand Down at Renton facility
- Board Chair and one other director participate in 737-9 inspections, employee engagement, deep dives, and briefing sessions at Renton factory

- **Jan. 26:** 2nd full Board meeting

Concurrent ongoing dialogue among Board Chair, ASC Chair, other directors and management

2024 February

- **Feb. 1:** 4th ASC meeting

- **Feb. 6:** Preliminary NTSB report

- **Feb. 19:** 5th ASC meeting

- **Feb. 20:** 3rd full Board meeting in Renton with 737-9 visit and briefing; executive session with Alaska Air Group CEO and non-executive Board Chair

ASC = Aerospace Safety Committee
CASO = Chief Aerospace Safety Officer
FAA = Federal Aviation Administration
NTSB = National Transportation Safety Board

As we move forward, we are committed to demonstrating action and transparency every step of the way

Copyright © 2024 Boeing. All rights reserved.

4

ACTIONS TO BOLSTER QUALITY AND STABILITY

BOEING

Following the Alaska Airlines Flight 1282 accident, Boeing has taken immediate and comprehensive actions to our quality assurance and controls across our factories, including:

1. **More Quality Inspections:** Conducting additional inspections throughout the build process to provide one more layer of scrutiny on top of the thousands of inspections performed across each 737 airplane, and build on the reviews we have implemented to capture potential non-conformances
2. **Independent Assessment:** Appointed an independent and recognized safety and quality leader, Admiral Kirkland Donald, to complete a thorough and independent assessment of our Quality Management System (QMS) and make recommendations to the Board's Aerospace Safety Committee and CEO
3. **Team Sessions on Quality:** Required additional sessions for our teams to gather and refocus on the fundamentals of our QMS, take advantage of our expanded training programs, and recommit to improving quality and compliance
4. **Boeing Review of Spirit Work:** Deployed a team to work alongside Spirit AeroSystems to complement the existing teammates on the ground. We are inspecting more than 50 points in Spirit's build process and assessing their build plans against engineering specifications. Our team is also now inspecting Spirit's installation of the mid-exit door plug and approving them before the fuselage section can be shipped to Boeing
5. **New Leadership Position on Quality:** Enhanced quality focus through leadership changes including electing Stephanie Pope as the new leader of Commercial Airplanes, effective March 25, 2024, and the creation of a new position of Senior Vice President, Quality for Commercial Airplanes to lead quality control and quality assurance efforts, as well as quality initiatives
6. **Airline Oversight Inspection:** Opened our factories to 737 operators for additional oversight inspections to review our production and quality procedures, continuing our ongoing and frequent communications with airline customers

We are committed to ensuring every Boeing airplane meets the highest safety and quality standards

Copyright © 2024 Boeing. All rights reserved.

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Comprehensive Safety Strategy with Clear Ownership Ongoing focus on continuous improvement to identify gaps, solicit feedback and enhance initiatives to strengthen our safety strategy The Chief Aerospace Safety Office, with oversight by the Board of Directors and the Aerospace Safety Committee, has established a comprehensive safety strategy at Boeing Excellence in Engineering and Quality Processes Culture of Accountability Collaboration Within and Beyond the Industry Single integrated engineering organization, reporting to the Chief Engineer Online Engineering Handbook for onboarding, training and learning Standard method to capture, protect and share critical technical and engineering knowledge through Design Practices Technical Design Reviews focused on identifying risks and issues early on Safety analytics platform delivers real-time insights from advanced modeling techniques and machine learning algorithms Quality and safety metrics included in annual incentive plan Enterprise Safety Management System (SMS) for managing safety risks with processes to ensure issues or risks are escalated Confidential reporting channel, Speak Up, encouraging employees to report concerns Annual SMS training for all employees that focuses on the importance of speaking up about product safety issues and ideas Seek, Speak & Listen habits to build stronger teams, achieve better business outcomes and strengthen a culture of inclusion Annual Code of Conduct signing and recommitment remind all employees of the obligation to speak up Digital learning platform provides a collaborative forum for sharing product safety information Weekly safety reviews of all safety and potential safety-related issues Dedicated Organization Designation Authorization (ODA) ombudsperson who serves as an additional channel for ODA unit members to raise concerns Annual Boeing Aviation Safety Conference with industry leaders to share knowledge, best practices and lessons learned Partner and advisor to commercial customers through trainings, workshops and onsite advisors Advanced training for pilots and mechanics, including competency-based training and assessment courses and experimental training Partnership with Embry-Riddle Aeronautical University for a research center to drive safety improvements throughout the industry

EXPERIENCED DIRECTORS TO OVERSEE OUR EVOLVING BUSINESS NEEDS

BOEING



Robert Bradway
Chairman & CEO, Amgen

Extensive experience as a senior executive in the biotechnology industry and understanding of safety and regulatory regimes



Lynn Good
Chair & CEO, Duke Energy

Substantial executive leadership experience in a highly regulated, capital-intensive industry



Steven Mollenkopf ★★
Independent Chair
Former CEO, Qualcomm

Experience leading a complex business with a global reach and oversight of large-scale efforts to develop and test new technologies



David Calhoun
President & CEO, Boeing

Diverse skill set including deep and long-standing aviation industry experience



Lt. Gen. Stayce Harris ★★★
Former United Airlines Pilot; Former Inspector General, U.S. Air Force

Experienced pilot with hands-on familiarity with complex aerospace systems and Boeing aircraft



Adm. John Richardson ★★★
31st Chief of Naval Operations, U.S. Navy

Deep crisis management and national security experience with 37 years of U.S. Navy service



Lynne Doughtie ★
Former U.S. Chairman & CEO, KPMG

Expertise in risk management, internal controls, culture change and regulatory compliance



Akhil Johri ★
Former EVP & CFO, United Technologies

Broad aerospace and supply chain leadership experience from a 30-year career at United Technologies



Sabrina Soussan ★★
Chairman & CEO, Suez SA

Extensive international leadership experience from multiple CEO roles including a 20-year career at Siemens AG



David Gitlin ★
Chairman & CEO, Carrier Global

Senior-level experience in the aerospace industry as well as in manufacturing, safety and sustainable innovation



David Joyce ★★
Former President & CEO, GE Aviation

Demonstrated track record of safety leadership and operational excellence

★ = Joined the Board in the last 5 years
★ = Engineer
★ = Veteran

73%

of director nominees joined Board since the 2019 Annual Meeting

Diversity



45% Overall Diversity
36% Gender
18% Ethnicity/Race

Tenure



0-3 years
4-7 years
8+ years
~5 years Average

Board committed to active refreshment with complementary skill sets and fresh perspectives

Copyright © 2024 Boeing. All rights reserved.

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Dedicated board with a highly relevant mix of skills Boeing’s highly qualified, diverse Board brings range of experience in areas critical to safety and risk oversight Directors collectively bring to boardroom discussions the perspectives of pilots, suppliers and engineers Directors maintain vast expertise in engineering, complex manufacturing, safety, highly-regulated industries, risk management, and aerospace BRADWAY CALHOUN DOUGHTIE GITLIN GOOD HARRIS JOHRI JOYCE MOLLENKOPF RICHARDSON SOUSSAN TOTAL In-Depth Aerospace Expertise ✓ ✓ ✓ ✓ ✓ 5 Engineering/Technology Leadership ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ 9 Complex Manufacturing Expertise ✓ ✓ ✓ ✓ ✓ ✓ ✓ 7 Safety ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ 8 Risk Management ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ 11 Highly Regulated Industry Experience ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ 9 Cybersecurity/Digitalization ✓ ✓ ✓ ✓ 4 CEO of a Large Company ✓ ✓ ✓ ✓ ✓ ✓ ✓ 7 Senior Leadership Experience ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ 11 Climate Change ✓ ✓ ✓ ✓ ✓ 5 Human Capital Management ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ 11 Fortune 500 Board Experience ✓ ✓ ✓ ✓ ✓ ✓ ✓ 7 International Leadership and Global Relationships ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ 9 Senior U.S. Government/Military Experience ✓ ✓ 2 Fortune 500 CFO ✓ ✓ ✓ 3

Compensation Program evolution Compensation program has evolved with our business while taking into consideration shareholder feedback WHAT WHY 2020 Added business unit-specific financial metrics to annual incentive design Drive management focus on executing specific business priorities 2021 Implemented Seek, Speak & Listen initiative and added operational performance metrics in product safety, employee safety and quality to annual incentive plan Drive improvement in areas critical to business stability and culture transformation, focusing on transparency, accountability and commitment to safety Implemented significant holding periods for CEO LTI awards (distributions over 10 years following separation) Ensure that significant component of CEO pay is firmly linked to long-term performance Adjusted LTI mix to RSUs and premium-priced stock options Align incentives with long-term business cycle during a period when it was challenging to set long-term financial metrics 2022 Added operational performance metrics in climate and equity, diversity & inclusion to annual incentive plan Drive behaviors necessary to deliver on our sustainability strategy 2023 Replaced LTI premium-priced stock options with heavier-weighted PRSUs tied to free cash flow Drive achievement of free cash flow goals as communicated to investors in November 2022 Refined balance and weighting of annual incentive financial metrics between enterprise and business units Drive free cash flow performance at the enterprise level aligned with investor guidance, and focus business units on revenue and earnings goals Introduced stability metric into annual incentive plan, measuring delivery performance improvement Measure institutional progress in embedding Safety Management System into our product delivery system Incorporated product safety considerations into individual performance assessment rubric for named executive officers Further reinforce individual leaders’ accountability for safety outcomes RESPONDING TO EXTRAORDINARY CHALLENGES Continued 737 MAX grounding through November 2020 Outbreak of global COVID-19 pandemic, significantly impacting global air travel and business operations Ongoing curtailment of ability to deliver products in China since early 2020 Supply chain disruptions Geopolitical instability Significant supplier defects impacting 787 and 737 deliveries During current CEO’s tenure (January 2020 – present)

SHAREHOLDER FEEDBACK INFORMS COMPENSATION PROGRAM ENHANCEMENTS

BOEING

While our 2023 compensation program was designed and implemented largely before the 2023 say-on-pay vote occurred, we placed heightened emphasis on seeking feedback on our program during our fall engagements

Total Contacted[1]	**~39%** of outstanding shares	**Total Engaged**[1]	**~38%** of outstanding shares	**Independent Chair Participation**[1]	**~34%** of outstanding shares

WHAT WE HEARD IN 2023	OUR ACTIONS/PERSPECTIVE
Annual Incentive Plan	
Concern regarding range of discretion in determining NEO individual performance scores	• **Lowered the upper limit on NEO individual performance scores from 200% to 120%** beginning with the 2023 annual incentive payout decisions
Concern regarding use of discretion in determining Company Performance Scores	• **No upward adjustments made to outcomes under our annual incentive plan for 2023**; downward adjustment made to revenue for our defense business for incentive plan purposes only
Long-Term Incentive Program	
Preference for long-term incentive awards with pre-established metrics directly linked to Company financial performance goals	• Redesigned program to eliminate stock options and **instead moved to 55% PRSUs and 45% RSUs** • 2023 PRSUs cliff-vest at the end of three-year service period and pay out between 0% to 200% of target based on **performance against pre-established cumulative free cash flow goals** • 2024 PRSUs incorporate a **product safety downward modifier** in addition to financial metrics
Concern regarding special equity awards issued outside our long-term incentive program	• In February 2023, Board approved an award of 25,000 RSUs to Mr. Calhoun, matching the number of shares of Company stock voluntarily purchased by Mr. Calhoun in the open market • Board agrees with shareholders that such awards **should be infrequent and, where granted, should be fully and transparently explained** • **No other special awards outside our long-term incentive program were granted in 2023 or early 2024**

[1]Engagement statistics reflect outreach leading up to and following the 2023 annual meeting

Committed to engaging with shareholders and demonstrating responsiveness

Copyright © 2024 Boeing. All rights reserved.

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Highly performance-based executive compensation program Variable (At Risk) 94% Fixed 6% 83% Stock-Based 17% Cash Base Salary Annual Incentive Long-Term Incentive 2023 CEO Target Compensation CEO Special Matching Award In February 2023, the Board approved a special award of 25,000 time-vested RSUs for Mr. Calhoun Matches the number of Boeing shares purchased by Mr. Calhoun in the open market on November 4, 2022, and vests in two equal installments in February 2024 and February 2025 Vested shares will not be distributed until the later of the fourth anniversary of the grant date or Mr. Calhoun’s separation from the Company Strengthens the Company’s ability to achieve 2025/2026 financial objectives under Mr. Calhoun’s leadership, in a manner that further aligns Mr. Calhoun’s interests with those of shareholders 1Base salary + target annual incentives + grant date fair value of long-term incentive awards and special awards (excluding buyout grant of $10M granted to Mr. Calhoun upon hire in early 2020) (collectively, “Equity Awards”) 2Base salary + earned annual incentives + 12/31/2023 value of unvested Equity Awards outstanding at YE2023 (using in-the-money value for options and assuming target performance for PRSUs) 3Base salary + earned annual incentives + vesting date value of Equity Awards that have vested as of YE2023 2023 CEO Compensation aligned to performance CEO’s 2023-2025 Long-Term Incentive Awards: Board increased Mr. Calhoun's award to emphasize importance of long-term growth and reinforce alignment of his interests with those of our shareholders As with all of Mr. Calhoun’s long-term incentive awards since 2021, the earned awards will not be distributed until after his departure and then delivered in ten annual installments Annual Incentive Equity Awards Base Salary -86% -33% Cumulative CEO Pay Throughout Tenure (2020-2023)

2023 Executive officer Compensation Compensation program aligns executive incentives with shareholder interests Element Vehicle Metrics and Key Features Base Salary Cash Based on skills, experience, and demonstrated performance Annual Incentive Cash Payouts dependent on a Company Performance Score and an Individual Performance Score Company Performance Score: Financial Performance (75%) + Operational Performance (25%) Financial Performance Score Total Company Financial Performance Metrics (67%): Free cash flow (75%) Revenue (12.5%) Core earnings per share (12.5%) Business Unit Financial Performance Metrics (33%): Revenue (50%) Operating earnings (50%) For those not dedicated to one business unit, Enterprise represents the average of the three business unit scores Operational Performance Score Designed to drive improvement in product safety metrics, which include stability1 and quality, as well as employee safety, climate, and equity, diversity and inclusion (ED&I) Individual Performance Score Based on qualitative assessment of NEO performance; performance against pre-set product safety metrics; completion of SMS training Long-Term Incentive PRSUs (55%) Must deliver meaningful shareholder return before providing value Payout range from 0 to 200% of target number of units granted Based on achievement of pre-set cumulative free cash flow goals over the 2023-2025 performance period Contingent upon completion of SMS training If vested/earned, CEO awards will not be distributed until he leaves the Company, and thereafter in 10 annual installments RSUs (45%) Subject to three-year vesting and contingent upon completion of SMS training If vested, CEO awards will not be distributed until he leaves the Company, and thereafter in 10 annual installments New in 2023 1New in 2023; designed to institutionalize product safety and help assess our progress in continuing to embed our Safety Management System into our culture and operating processes. Measured at each business unit level; all other metrics measured at the enterprise level

Financial Performance (0.75 x applicable financial performance score) Operational Performance (0.25 x applicable operational performance score) Company Performance Score Commercial Airplanes 39% 33% 72% Defense, Space & Security 45% 35% 80% Global Services 85% 34% 119% Enterprise 56% 34% 90% 2023 outcomes aligned with performance Payouts tied directly to performance Long-Term Incentive 2023 Annual Incentive Plan Company Performance Scores Premium-Priced Stock Options Restricted Stock Units Grant Price Exercise Price Exercisable Value on Vesting Date (2/17/2024) Grant Price Value on Vesting Date (2/20/2024) $216 $259 $0 $216 $204 50% 50% 47% Assumes zero vesting date value for underwater PPSOs Stock price to reach for PPSOs to Deliver target value: of LTI target value realized upon vesting $333 2021-2023 Long-Term Incentive Program Outcomes Following the Alaska Airlines accident, Mr. Calhoun declined to be considered for any payout for 2023 Ultimate payouts for NEOs ranged from 0% to 137% of target $0 Annual Incentive

2024 Compensation – Key changes Further aligning executive compensation with our key focus areas and long-term shareholder interests 2024 Annual Incentive Plan Operational Performance Financial Performance Commercial Airplanes business unit score will be weighted 60% towards operational performance, compared to 25% in 2023 Operational performance metrics will be focused entirely on quality and safety goals For Commercial Airplanes, operational metrics will include reduction in rework and traveled work, completion of 787 join verification rework, delivery of 737 MAX inventory built prior to 2023, and reduction in employee injury rates Commercial Airplanes business unit score will be weighted 40% towards financial performance, compared to 75% in 2023 Total Company and business unit performance will be equally weighted Free cash flow will be the sole metric measured at the total Company level Individual Performance Continued focus on each leader’s oversight of safety-related considerations 2024 - 2026 Long-Term Incentive Awards Similar to the 2023 structure, long-term incentive is comprised of PRSUs (55%) and RSUs (45%) PRSUs A new product safety downward modifier Payout may be reduced if following two product safety goals are not completed by or before year-end 2024 (payout will be reduced 25% if goals are completed in 2025 or reduced to 0% if goals are completed after 2025): Design and deployment of an employee culture survey to assess how deeply and effectively the Safety Management System is inculcated in our workforce Development and implementation of operational control limits for several programs to determine when a safety risk assessment is required for a product to move forward in our production system Target Value Modification Following Alaska Airlines accident, Compensation Committee reduced 2024 target value of NEO awards by the percentage decline in our stock price between January 5, 2024, the day of the Alaska Airlines accident, and the award grant date Resulted in a 22% reduction in award values for all of our named executive officers from the original 2024 target value Following the Alaska Airlines Flight 1282 accident, the Compensation Committee made significant changes to our compensation program to deepen the focus on safety and quality

Shareholder proposal regarding china business and esg commitments (ITEM 4) The Board believes that our existing disclosures, robust risk management strategies, and comprehensive supply chain management programs render the proposal unnecessary Proponent: National Legal and Policy Center (NLPC) Boeing already provides comprehensive public disclosures on our operations in China responsible ESG practices Recent filings, including our 2023 Annual Report and Form 10-K, provide detailed information on our relationships with firms in China; further signaling out particular countries would be misleading to shareholders and potentially damage our relationships with customers, suppliers, and regulators Annual Sustainability Report provides a comprehensive view of Boeing’s progress in environmental, social and governance issues Boeing regularly assesses significant risks to the Company, including geopolitical risk and relationships with both U.S. and non-U.S. customers and suppliers, and ESG matters The Board is responsible for overseeing management in the execution of its risk management responsibilities and for assessing the Company’s approach to risk management and regularly reviews strategic, operational, financial, compensation and compliance risks with senior management Boeing is committed to regularly assessing and managing its supplier-related risks and adhering to high standards of ethical and business conduct for the Company’s procurement of goods and services We outline expected behaviors for all suppliers in our Supplier Code of Conduct and our contractual relationships are designed to enforce lawful, ethical and fair business practices Boeing partners with our supply chain on responsible and sustainable supply chain practices including supplier diversity, small business utilization, upholding human rights and proactively addressing sustainability risks to create resilience and stability within our supply base Boeing does not tolerate any form of slavery, human trafficking, forced labor or child labor, as described in our Code of Basic Working Conditions and Human Rights, has implemented practices to enforce these standards, and requires similar behaviors from our suppliers THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL

Shareholder proposal regarding a report on climate lobbying (Item 5) The Board believes that based on our existing lobbying and climate change strategy disclosures, this proposal would not result in meaningful additional information to shareholders Proponent: John Chevedden Boeing considers climate change to be an urgent issue and has demonstrated its support for the Paris Agreement Safe and sustainable aviation is a strategic focus and the Company is actively developing low-carbon transition plans Achieved net-zero carbon emissions at manufacturing and other facilities and has set ambitious 2030 climate goals across GHG emissions and renewable electricity Sustainability Report provides indexes with alignment to the Task Force on Climate-related Financial Disclosures (TCFD), Global Reporting Initiative (GRI), Sustainability Accounting Standards Board (SASB), and the United Nations Sustainable Development Goals (U.N. SDGs) Boeing maintains robust and transparent lobbying disclosures with Board oversight Released second annual Political Advocacy Report in 2024 which provides a comprehensive overview of our corporate political activity and specifically highlights our climate policy development, including the climate advocacy and positions of our key trade association partners Provide detailed disclosure on our direct and indirect influence on policy through the Company’s annual CDP Climate Change response For the seventh consecutive year, the CPA-Zicklin Index listed Boeing as a “trendsetter” for its efforts with respect to political transparency and accountability The Governance & Public Policy Committee’s oversight ensures that the Company’s political activities align with long-term shareholder interests Boeing actively reviews trade associations’ alignment with stated positions, including climate change Boeing’s Government Operations team closely engages with partner trade associations and think tanks and reviews advocacy undertaken by such groups If an organization takes a stance that differs from Boeing’s, the Government Operations team attempts to find common ground and, if necessary, reduces or withdraws support THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL

Shareholder proposal regarding pay gap disclosure (ITEM 6) The Board believes that our existing practices to ensure pay equity and disclosures relating to equity, diversity and inclusion adequately address the proposal’s concerns Proponent: James McRitchie Boeing is committed to equity, diversity and inclusion, and has in place robust policies and practices designed to ensure pay equity Conduct compensation reviews at least annually to ensure employees are compensated equitably throughout their careers – independent of race, gender or ethnicity Analyze data for unique job groups to identify and close any pay gaps that cannot be explained by objective factors and engage consultants to conduct privileged analyses of adjusted pay gaps on a regular basis Procured a workplace equity analytics platform in response to shareholder feedback, and in the second quarter of 2024, will begin using the platform on a global basis to provide additional data and help identify any inequities in compensation Boeing annually reports on its equity, diversity and inclusion efforts through its Sustainability Report and the Global Equity, Diversity & Inclusion (GEDI) Report Annual GEDI Report includes diversity metrics that provide largely the same information that unadjusted pay gap reporting would show, and outlines key progress toward a more diverse and inclusive workforce Disclose diversity data within our consolidated EEO-1 report The Board maintains strong oversight of equity, diversity and inclusion matters The Governance & Public Policy Committee is responsible for monitoring and reviewing corporate sustainability matters, including equity, diversity and inclusion The VP of Global Equity, Diversity & Inclusion and the EVP and Chief Human Resources Officer brief the Governance and Public Policy Committee as well as the full Board on the Company’s progress and actions related to equity, diversity and inclusion THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL

Shareholder proposal regarding risks related to DE&I efforts (item 7) The Board believes that this proposal requests much of the same information already contained in our existing disclosure and would therefore not add value to shareholders Proponent: National Center for Public Policy Research (NCPPR) Boeing has developed policies and practices designed to ensure that we hire, promote and retain the best talent, to help us remain competitive, create innovative products for our customers and return value to our shareholders Boeing’s non-discrimination and harassment policy provides that we attract, promote and retain the best qualified people available without regard to race, color, religion, national origin, gender, sexual orientation, gender identity, age, physical or mental disability, or veteran status Non-discrimination policy applies to applicants as well as employees and covers all terms and conditions of employment Introduced the Seek, Speak & Listen habits to build stronger teams, achieve better business outcomes and strengthen a culture of inclusion Boeing is committed to strong Board oversight and transparency through comprehensive diversity reporting in our public disclosures The Governance & Public Policy Committee is responsible for monitoring and reviewing human capital management, including equity, diversity and inclusion The VP of Global Equity, Diversity & Inclusion and the EVP and Chief Human Resources Officer brief the Governance and Public Policy Committee as well as the full Board on the Company’s hiring practices, including actions related to equity, diversity and inclusion Release an annual Global Equity, Diversity & Inclusion Report, in which we share our demographics data, progress toward our Company’s six 2025 aspirations, and our progress and successes across the enterprise and around the world Share progress in our annual Sustainability Report, and publish workplace diversity data in our consolidated EEO-1 report THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL

Shareholder proposal regarding value chain emission reduction target (item 8) The Board believes that given our existing climate goals and extensive reporting, this proposal would result in unnecessary expenditure by the Company Proponent: Amalgamated Bank, as Trustee of Longview Largecap 500 Index Fund Boeing has aligned our business to support net-zero emissions in our operations and for our industry The Governance & Public Policy Committee is responsible for climate change oversight and receives regular updates from the Chief Sustainability Officer, who is an Executive Council member reporting to Boeing’s CEO Boeing discloses certain Scope 1, 2 and 3 emissions and has set appropriate emission reduction goals which we report on in our annual Sustainability Report Maintain net-zero GHG emissions at manufacturing sites and other facilities (Scope 1 and Scope 2) and voluntarily maintain net-zero GHG emissions for our business travel (Scope 3, Category 6) Set 2030 absolute GHG target of reducing operational GHG emissions by 55%, and near-term 2025 target of reducing emissions by 25% Disclose Scope 3 use of sold products emissions for commercial and defense aircraft, an important step towards understanding reduction pathway Boeing is actively developing low-carbon transition plans for our commercial products Executing on our aerospace decarbonization strategy focused on four key areas: fleet renewal, network operational efficiency, renewable energy transition, and advanced technology Boeing’s newest airplanes are 20-30% more efficient than those they replace, and we are collaborating with suppliers to achieve our 2030 goal of having all commercial airplanes be compatible with sustainable aviation fuels Boeing’s data modeling and scenario analysis tool, Cascade, informs the most impactful and effective strategies to reach net-zero by 2050 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL

We Ask For Your Support at the 2024 AGM Proposal 1. FOR Election of 11 directors Proposal 2. FOR Advisory vote on named executive officer compensation Proposal 3. FOR Ratify the appointment of Deloitte & Touche LLP as the independent auditor Proposal 4. AGAINST Shareholder proposal – review of China business and ESG commitments Proposal 5. AGAINST Shareholder proposal – report on climate lobbying Proposal 6. AGAINST Shareholder proposal – racial and gender pay gap disclosure Proposal 7. AGAINST Shareholder proposal – report on risks related to diversity, equity & inclusion efforts Proposal 8. AGAINST Shareholder proposal – adoption of value chain emission reduction target

Caution Concerning Forward-Looking Statements This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions generally identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: (1) general conditions in the economy and our industry, including those due to regulatory changes; (2) our reliance on our commercial airline customers; (3) the overall health of our aircraft production system, production quality issues, commercial airplane production rates, our ability to successfully develop and certify new aircraft or new derivative aircraft, and the ability of our aircraft to meet stringent performance and reliability standards; (4) changing budget and appropriation levels and acquisition priorities of the U.S. government, as well as significant delays in U.S. government appropriations; (5) our dependence on our subcontractors and suppliers, as well as the availability of highly skilled labor and raw materials; (6) work stoppages or other labor disruptions; (7) competition within our markets; (8) our non-U.S. operations and sales to non-U.S. customers; (9) changes in accounting estimates; (10) realizing the anticipated benefits of mergers, acquisitions, joint ventures/strategic alliances or divestitures; (11) our dependence on U.S. government contracts; (12) our reliance on fixed-price contracts; (13) our reliance on cost-type contracts; (14) contracts that include in-orbit incentive payments; (15) unauthorized access to our, our customers’ and/or our suppliers' information and systems; (16) potential business disruptions, including threats to physical security or our information technology systems, extreme weather (including effects of climate change) or other acts of nature, and pandemics or other public health crises; (17) potential adverse developments in new or pending litigation and/or government inquiries or investigations; (18) potential environmental liabilities; (19) effects of climate change and legal, regulatory or market responses to such change; (20) changes in our ability to obtain debt financing on commercially reasonable terms, at competitive rates and in sufficient amounts; (21) substantial pension and other postretirement benefit obligations; (22) the adequacy of our insurance coverage; and (23) customer and aircraft concentration in our customer financing portfolio. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.